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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): SEPTEMBER 29, 2004

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
                     (EXACT NAME OF REGISTRANT AS SPECIFIED
                                   IN CHARTER)

          NEVADA                       0-23511                   87-0412182

(STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)     (IRS EMPLOYER
    OF INCORPORATION)                                        IDENTIFICATION NO.)

         695 TOWN CENTER DRIVE, SUITE 260, COSTA MESA, CALIFORNIA 92626
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

       Registrant's telephone number, including area code: (714) 434-9191

                              --------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On September 29, 2004, Integrated Healthcare Holdings Inc. (the "Company") entered into definitive forms of agreements with Dr. Kali P. Chaudhuri involving a new investment in the Company and financial support to enable the Company to acquire hospitals and healthcare facilities from subsidiaries of Tenet Healthcare Corporation (collectively, "Tenet") as part of its business plan. The following material terms have been agreed to by the Company and Dr. Chaudhuri:

            o Dr. Chaudhuri will invest $500,000 in the Company in the form of a Convertible Secured Promissory Note, and may provide additional financing directly to the Company as needed;

            o Dr. Chaudhuri will loan $10 million to the Company to be used by the Company as a good faith deposit towards the Company's proposed acquisition of hospitals from Tenet;

            o Dr. Chaudhuri will provide a personal guaranty of up to $10 million to cover Tenet's post-closing liability on a lease for the Chapman Hospital that the Company proposes to acquire from Tenet. If the Company acquires the Chapman Hospital, it will assign to Dr. Chaudhuri the underlying lease and operating assets relating to the hospital;

            o Dr. Chaudhuri will have an option to acquire all of the real estate which the Company acquires from Tenet for $5 million, and will assume the underlying debt and other obligations relating to the real estate;

            o The Convertible Secured Promissory Note will be initially convertible into 160 million shares of the Company's Common Stock, or 88.8% of the Company's outstanding shares after giving effect to the new issuance (and possibly an additional 10 million shares if additional financing is provided to the Company); and

            o Dr. Chaudhuri will receive pre-emptive rights to participate in additional issuances of Company shares, and receive piggyback registration rights relating to his stock.

      On September 29, 2004, the Company entered into a definitive agreement to acquire four hospitals located in Orange County, California from subsidiaries of Tenet Healthcare Corporation. The four hospitals are: 280-bed Western Medical Center - Santa Ana; 188-bed Western Medical Center - Anaheim; 114-bed Chapman Medical Center in Orange; and 178-bed Coastal Communities Hospital in Santa Ana. The net purchase price will be approximately $70 million, subject to closing adjustments. The purchase is expected to close on November 30, 2004, subject to customary closing conditions, including regulatory approvals.

      The foregoing descriptions of the Company's material agreements are a summary only and are qualified in their entirety by reference to Exhibits 10.1 and 10.2 filed herewith, which are incorporated by reference herein in their entirety.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      On September 29, 2004, the Company entered into definitive forms of agreements with Dr. Kali P. Chaudhuri involving a new investment in the Company. Pursuant to these agreements, Dr. Chaudhuri will invest $500,000 in the Company in the form of a Convertible Secured Promissory Note which will be initially convertible into 160 million shares of the Company's Common Stock, or 88.8% of the Company's outstanding shares after giving effect to the new issuance, and possibly an additional 10 million shares if additional financing is provided to the Company. Dr. Chaudhuri will also receive pre-emptive rights to participate in additional issuances of Company shares, and receive piggyback registration rights relating to his stock. Reference is made to Exhibit 10.1 filed herewith, which is incorporated by reference herein in its entirety.
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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

      On September 29, 2004, the Company entered into definitive forms of agreements which will entitle Dr. Kali P. Chaudhuri to acquire control of the Company in the form of a Convertible Secured Promissory Note which will be initially convertible into 160 million shares of the Company's Common Stock, or 88.8% of the Company's outstanding shares after giving effect to the new issuance, and possibly an additional 10 million shares if additional financing is provided to the Company. Such shares have not yet been issued, but will be issuable upon conversion by Dr. Chaudhuri of the Convertible Promissory Note. Reference is made to Exhibit 10.1 filed herewith, which is incorporated by reference herein in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   Exhibits


10.1 Secured Convertible Note Purchase Agreement, dated as of September 28, 2004, by and between the Registrant and Kali P. Chaudhuri, M.D.*

10.2 Asset Sale Agreement, dated September 29, 2004, by and among AHM CGH, Inc., Health Resources Corporation of America - California, SHL/O Corp., UWMC Hospital Corporation, and the Registrant*

* Certain exhibits and schedules are omitted but will be furnished to the Commission supplementally upon request.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Integrated Healthcare Holdings, Inc.

                                         By: /s/ Bruce Mogel
                                            ------------------------------------
                                         Name:  Bruce Mogel
                                         Title: Chief Executive Officer

Date: October 5, 2004


                                INDEX TO EXHIBITS

EXHIBIT                           DESCRIPTION
NUMBER

10.1 Secured Convertible Note Purchase Agreement, dated as of September 28, 2004, by and between the Registrant and Kali P. Chaudhuri, M.D.*

10.2 Asset Sale Agreement, dated September 29, 2004, by and among AHM CGH, Inc., Health Resources Corporation of America - California, SHL/O Corp., UWMC Hospital Corporation, and the Registrant*

* Certain exhibits and schedules are omitted but will be furnished to the Commission supplementally upon request.